                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

        Date of Report (Date of earliest event reported): March 31, 1998







                            VISION TWENTY-ONE, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




               FLORIDA                                      0-22977                                59-3384581
----------------------------------------       --------------------------------       -------------------------------------
           (State or other                                (Commission                          (IRS Employer
           jurisdiction of                               File Number)                        Identification No.)
           incorporation)


                        7360 BRYAN DAIRY ROAD, STE. 200
                               LARGO, FLORIDA                                                         33777
------------------------------------------------------------------------------        -------------------------------------
                     (Address of principal executive offices)                                      (Zip Code)



Registrant's Telephone Number, Including Area Code:  813-545-4300

ITEM 5.  OTHER MATTERS.

         This Form 8-K relates to the Vision Twenty-One, Inc.'s (the "Company") announcement on September 4, 1998 that a director of the Company, Dr. Richard Lindstrom, purchased 100,000 shares of the Company's Common Stock, the Company's announcement on September 21, 1998 regarding certain acquisitions, the Company's announcement on October 14, 1998 of the appointment of Martin Stein to the Company's Board of Directors as a result of the departure of Herbert Pegues, M.D. and the Company's announcement on November 6, 1998 of the results for the third quarter. In connection therewith, the Company issued press releases announcing the purchase of shares by Dr. Lindstrom the acquisitions, the board appointment and the results for the third quarter, copies of which are filed herewith as Exhibits 99.1, 99.2, 99.3 and 99.4.

         In addition, on April 30, 1998, the Company filed a registration statement on Form S-1 (No.333-51437) which included Supplemental Consolidated Financial Statements of the Company and the financial statements of EyeCare One Corp. ("EyeCare One") and Vision Insurance Plan of America, Inc. ("VIPA"). The supplemental financial statements and the financial statements of EyeCare One and VIPA resulted from the Company's merger with EyeCare One and VIPA on March 31, 1998 which was accounted for as a pooling of interests and the Company's financial statements were restated as supplemental consolidated financial statements to include the results of EyeCare One and VIPA for the periods presented. Following the Company's publication of the operating results of the combined businesses, the supplemental consolidated financial statements have become the Company's historical financial statements and were filed in an 8-K dated August 20, 1998. The historical financial statements and notes thereto of EyeCare One and VIPA and the report of the independent certified public accountants are set forth below.

                   FINANCIAL STATEMENTS OF EYECARE ONE CORP.

Report of Independent Certified Public Accountants...........................................................3
Balance Sheets as of December 31, 1996 and 1997..............................................................4
Statements of Income and Retained Earnings for the Years Ended December 31, 1995, 1996
   and 1997..................................................................................................5
Statements of Cash Flows for the Years Ended December 31, 1995,  1996 and 1997...............................6
Notes to Financial Statements................................................................................7


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders
EyeCare One Corp.

     We have audited the accompanying balance sheets of EyeCare One Corp. (the Company) as of December 31, 1996 and 1997, and the related statements of income and retained earnings and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

Milwaukee, Wisconsin
February 4, 1998

                               EYECARE ONE CORP.

                                 BALANCE SHEETS

                                                                    DECEMBER 31
                                                              -----------------------
                                                                 1996         1997
                                                              ----------   ----------
ASSETS
Current assets:
  Cash......................................................  $  140,650   $  134,141
  Receivables:
     Trade, net of allowance for doubtful accounts of
      $7,500................................................      84,415      109,563
     Other..................................................      14,736       18,856
                                                              ----------   ----------
                                                                  99,151      128,419
  Notes receivable -- officers and shareholders.............     163,489           --
  Inventories...............................................     936,739      936,242
  Prepaid expenses..........................................      34,581      196,561
                                                              ----------   ----------
          Total current assets..............................   1,374,610    1,395,363
Cash surrender value of life insurance, net of policy
  loans of $588,179 in 1996 and $624,464 in 1997............     166,822      205,596
Noncompete agreement, net of accumulated amortization of
  $4,167....................................................          --       20,833
Other.......................................................       3,800        5,800
Equipment and leasehold improvements, at cost:
  Equipment.................................................      73,234      112,978
  Computer equipment........................................     270,701      313,733
  Lab equipment.............................................     625,365      683,230
  Furniture and fixtures....................................   1,393,992    1,397,619
  Leasehold improvements....................................   1,991,575    2,322,594
  Signs.....................................................     254,187      274,912
                                                              ----------   ----------
                                                               4,609,054    5,105,066
  Less accumulated depreciation and amortization............   2,839,841    3,027,765
                                                              ----------   ----------
          Net equipment and leasehold improvements..........   1,769,213    2,077,301
                                                              ----------   ----------
                                                              $3,314,445   $3,704,893
                                                              ==========   ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Due to affiliate..........................................  $       --   $   25,821
  Accounts payable..........................................     209,341      292,089
  Current portion of deferred leasehold incentives..........       9,568       23,046
  Accrued liabilities:
     Payroll and employee benefits..........................     463,173      519,288
     Taxes other than income................................     121,333      151,606
     Other..................................................      14,510       73,643
                                                              ----------   ----------
                                                                 599,016      744,537
                                                              ----------   ----------
          Total current liabilities.........................     817,925    1,085,493
Bank term note..............................................   1,352,000    1,400,182
Deferred leasehold incentive................................      81,330      186,323
Commitments
Shareholders' equity:
  Common stock, no par value, 10,000 shares authorized
     and 9,996 and 9,772 shares issued in 1996 and 1997,
      respectively..........................................     620,928      602,946
  Retained earnings.........................................     624,319      602,933
                                                              ----------   ----------
                                                               1,245,247    1,205,879
  Less cost of 224 shares of common stock held in
     treasury...............................................     (17,982)          --
  Less note receivable -- officer and shareholder...........    (164,075)    (172,984)
                                                              ----------   ----------
          Total shareholders' equity........................   1,063,190    1,032,895
                                                              ----------   ----------
                                                              $3,314,445   $3,704,893
                                                              ==========   ==========

                            See accompanying notes.

                               EYECARE ONE CORP.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                  YEAR ENDED DECEMBER 31,
                                                          ---------------------------------------
                                                             1995          1996          1997
                                                          -----------   -----------   -----------
Net revenue.............................................  $11,340,397   $11,863,187   $12,711,514
Cost of sales...........................................    2,683,633     2,807,621     3,113,851
                                                          -----------   -----------   -----------
Gross profit............................................    8,656,764     9,055,566     9,597,663
Operating expenses......................................    6,890,223     7,203,312     7,700,684
Advertising expenses....................................      492,573       527,800       461,005
                                                          -----------   -----------   -----------
Store operating profit..................................    1,273,968     1,324,454     1,435,974
Corporate management expenses...........................      582,749       582,014       669,717
                                                          -----------   -----------   -----------
Income from operations..................................      691,219       742,440       766,257
Interest expense........................................      133,864       100,489       138,399
Other expense...........................................      170,174       224,611        48,464
                                                          -----------   -----------   -----------
                                                              304,038       325,100       186,863
                                                          -----------   -----------   -----------
Net income..............................................      387,181       417,340       579,394
Retained earnings:
  Beginning of fiscal year..............................      482,226       733,371       624,319
  Distributions to shareholders.........................     (136,036)     (526,392)     (600,780)
                                                          -----------   -----------   -----------
  End of fiscal year....................................  $   733,371   $   624,319   $   602,933
                                                          ===========   ===========   ===========

                            See accompanying notes.

                               EYECARE ONE CORP.

                            STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1995        1996        1997
                                                              ---------   ---------   ---------
OPERATING ACTIVITIES
Net income..................................................  $ 387,181   $ 417,340   $ 579,394
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................    366,385     357,445     393,133
  Amortization of deferred leasehold incentives.............         --      (4,784)    (16,307)
  Loss on disposal of equipment and leasehold
     improvements...........................................         --      18,458          --
  Changes in:
     Receivables............................................     92,772     (18,642)    (29,268)
     Inventories............................................     49,943    (112,712)        497
     Prepaid expenses.......................................      9,725         701    (161,980)
     Accounts payable.......................................    (73,036)      1,530      82,748
     Accrued liabilities....................................    (71,830)     46,668     145,521
                                                              ---------   ---------   ---------
                                                                373,959     288,664     414,344
                                                              ---------   ---------   ---------
Net cash provided by operating activities...................    761,140     706,004     993,738
INVESTING ACTIVITIES
Additions to intangible assets..............................         --          --     (20,833)
Additions to equipment and leasehold improvements...........   (106,464)   (757,192)   (786,443)
Increase in cash surrender value of life insurance..........    (72,930)    (68,979)    (74,644)
Investment in First Look LLC................................         --      (3,800)     (2,000)
                                                              ---------   ---------   ---------
Net cash used by investing activities.......................   (179,394)   (829,971)   (883,920)
FINANCING ACTIVITIES
Net (payments) borrowings under term note...................   (300,000)     25,034      48,182
(Increase) decrease in notes and interest
  receivable -- officers and shareholders...................   (127,444)    429,430     154,580
Net proceeds from note to affiliate.........................         --          --      25,821
Additional borrowings on cash surrender value of life
  insurance.................................................     44,279      33,585      35,870
Proceeds from leasehold incentives..........................         --     175,000     220,000
Distributions to shareholders...............................   (136,036)   (526,392)   (600,780)
                                                              ---------   ---------   ---------
Net cash (used) provided by financing activities............   (519,201)    136,657    (116,327)
                                                              ---------   ---------   ---------
Increase (decrease) in cash.................................     62,545      12,690      (6,509)
Cash at beginning of year...................................     65,415     127,960     140,650
                                                              ---------   ---------   ---------
Cash at end of year.........................................  $ 127,960   $ 140,650   $ 134,141
                                                              =========   =========   =========
Supplemental disclosure of cash flows information --
  Cash paid during the year for interest....................  $ 132,069   $  90,776   $ 136,606
                                                              =========   =========   =========

                            See accompanying notes.

                               EYECARE ONE CORP.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1.  ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     EyeCare One Corp. (the Company) is a state-of-the-art optical retailer, selling frames, lenses and contact lenses, with optometric services by licensed Doctors of Optometry in each of its 16 locations in the Milwaukee area. The locations are predominantly in high profile, enclosed malls and successful strip shopping centers. The stores range in size from 1,400 sq. ft. to 5,200 sq. ft. A central warehouse and distribution center service its entire store network.

     The Company began in a traditional optical format (where glasses are manufactured in a central location and sent back to the store for sale), and built its business using extensive, effective advertising and excellent value and service. All of the stores have been converted to "Express" or "Super Store" format, where glasses are made in one hour on the premises.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVENTORIES

     Inventories are valued at the lower of cost (first-in, first-out basis) or market.

RECLASSIFICATIONS

     Certain items in the accompanying 1995 and 1996 financial statements have been reclassified to conform to the 1997 presentation.

REVENUE RECOGNITION

     The Company basically recognizes revenue upon sales of eyewear products and services.

ADVERTISING

     The Company expenses the production costs of advertising as incurred or the first time the advertising takes place.

INCOME TAXES

     No provision for income taxes is recorded in these financial statements because the Company's shareholders have elected Subchapter S of the Internal Revenue Code. Accordingly, the Company's taxable income is reported in the personal tax returns of the shareholders.

                               EYECARE ONE CORP.

DEPRECIATION AND AMORTIZATION

     Depreciation and amortization have been provided using the straight-line method over the estimated useful lives of the assets as follows:

                                                              YEARS
                                                              ------
Equipment...................................................  3 - 10
Computer equipment..........................................  3 - 10
Lab equipment...............................................      10
Furniture and fixtures......................................      10
Leasehold improvements......................................      10
Signs.......................................................      10
Noncompete agreement........................................       5

     In substantially all instances, the remaining lives of leasehold improvements are not in excess of the remaining terms of the leases, including renewal options.

2.  NOTES RECEIVABLE

     At December 31, 1996 and 1997, the Company had a promissory note with an officer/shareholder with balances of $164,075 and $172,984, respectively. The note matures on December 31, 2001, with interest payable annually at a rate of 7.5%.

     The Company had other notes with certain officers and shareholders that were due on demand and carried interest rates ranging from 6% to 9%. During 1996, the remaining principal was paid by the officers and shareholders. The balance outstanding at December 31, 1996 of $163,489 related to outstanding interest which was collected in 1997.

3.  BANK TERM NOTE

     The Company has a term note payable to a bank with the principal balance due April 1, 2000. Interest is payable monthly at prime less .25% (8.25% at both December 31, 1996 and 1997). The note is collateralized by substantially all assets of the Company and is guaranteed to the extent of $500,000 by each of the Company's principal shareholders. The agreement also contains certain covenants which require minimum levels of net worth, operating profit and net profit.

4.  DESCRIPTION OF LEASING ARRANGEMENTS

     The Company has leasing arrangements for its office and warehouse, optical store facilities, office and store equipment and automobiles. All lease agreements are accounted for as operating leases. Certain store leases provide for additional percentage rents, based on sales. Property taxes, insurance, utilities and maintenance costs are generally paid by the Company. Original lease terms on the facilities are 5 - 10 years with certain leases providing for renewal options for an additional five-year period. Rent expense in 1995, 1996 and 1997 was approximately $908,000, $905,000 and $901,000, respectively. Of the total rent expense, approximately $291,000, $330,900 and $276,000 in 1995, 1996 and 1997, respectively, was paid to an officer/shareholder.

                               EYECARE ONE CORP.

     Future rent commitments follow:

                                                      OFFICER/
                                                     SHAREHOLDER     OTHERS       TOTAL
                                                     -----------   ----------   ----------
Year ended in:
  1998.............................................  $  364,442    $  672,462   $1,036,904
  1999.............................................     374,742       686,354    1,061,096
  2000.............................................     345,157       439,672      784,829
  2001.............................................     345,157       329,923      675,080
  2002.............................................     345,157       312,472      657,629
Thereafter through 2003............................   1,386,674     1,113,357    2,500,031
                                                     ----------    ----------   ----------
Total minimum lease payments.......................  $3,161,329    $3,554,240   $6,715,569
                                                     ==========    ==========   ==========

5.  DEFERRED LEASEHOLD INCENTIVES

     During 1997, the Company was requested by a lessor to move its location within a particular mall. The lessor made a payment of $220,000 to the Company as an incentive. The Company offset the remaining unamortized balance ($85,222) of leasehold improvements at the abandoned location against the amount received and will amortize the excess ($134,778) against rent expense over the remaining term of the lease. The amortization in 1997 was $6,739.

     During 1996, the Company was requested by a different lessor to move its location within a particular mall. The lessor made a payment of $175,000 to the Company as an incentive. The Company offset the remaining unamortized balance ($79,317) of leasehold improvements at the abandoned location against the amount received and will amortize the excess ($95,683) against rent expense over the remaining term of the lease. The amortization in 1996 and 1997 was $4,784 and $9,568, respectively.

6.  EMPLOYEE BENEFITS

     The Company has a 401(k) profit-sharing plan covering substantially all employees. Participants can make salary reduction contributions of up to 10% of compensation up to the limit allowable under IRS guidelines. The Company makes matching contributions equal to 25% of the first 4% of each employee's salary contributed to the plan. Additional discretionary contributions may also be made by the Company. The Company's total expense related to the 401(k) plan was $25,311, $32,101 and $34,438 in 1995, 1996 and 1997, respectively. No additional discretionary contributions were made. The Company declared a discretionary bonus of $80,000 in fiscal 1995 and 1996 and $90,000 in fiscal 1997.

7.  STOCK REPURCHASE AGREEMENT

     In the event of the death of either of the Company's two officer/shareholders, there is a shareholder agreement which requires the Company to repurchase the shareholder's common stock at the fair market value of the common stock to be determined by an appraisal.

                               EYECARE ONE CORP.

8.  RELATED COMPANY

     The principal officers and shareholders of the Company are also the principal shareholders of Vision Insurance Plan of America, Inc. (VIPA), a Limited Health Service Organization (LHSO) in the State of Wisconsin. VIPA contracts with corporate customers to provide vision care benefits. The Company, under a capitation agreement with VIPA, provides optical services in its own stores and through other providers within its network. The capitation received by the Company during 1997 for professional eye care products and services and administrative fees was approximately $365,279. Of the cash received by EyeCare One from VIPA, $128,012, $135,208 and $133,693 are included in revenues in 1995, 1996 and 1997, respectively. The Company also administers payroll for VIPA. At December 31, 1996 and 1997, the Company had a $9,000 and $8,500 receivable, respectively, from VIPA relating to previous payroll costs paid by the Company.

     During 1997, the Company entered into a term loan agreement with VIPA. The note bears interest at 7% per annum and is due August 6, 1998.

         FINANCIAL STATEMENTS OF VISION INSURANCE PLAN OF AMERICA, INC.

Report of Independent Certified Public Accountants.............................................................. 12
Balance Sheets as of December 31, 1996 and 1997................................................................. 13
Statements of Income for the Years Ended December 31, 1995, 1996 and 1997....................................... 14
Statements of Changes in Shareholders' Equity for the Years Ended December 31, 1995,
   1996 and 1997................................................................................................ 15
Statements of Cash Flows for the Years Ended December 31, 1995, 1996 and 1997................................... 16
Notes to Financial Statements................................................................................... 17

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Vision Insurance Plan of America, Inc.

     We have audited the accompanying balance sheets of Vision Insurance Plan of America, Inc. (the Company) as of December 31, 1996 and 1997, and the related statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

Milwaukee, Wisconsin
March 3, 1998

                     VISION INSURANCE PLAN OF AMERICA, INC.

                                 BALANCE SHEETS

                                                                 DECEMBER 31,
                                                               1996       1997
                                                              -------   --------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $43,829   $ 42,353
  Accounts receivable.......................................   18,972     13,666
  Notes receivable from related party.......................       --     25,821
                                                              -------   --------
          Total current assets..............................   62,801     81,840
Furniture and equipment, at cost, less accumulated
  depreciation ($19,647 -- 1996; $34,498 -- 1997)...........   27,492     45,944
                                                              -------   --------
          Total assets......................................  $90,293   $127,784
                                                              =======   ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Due to network............................................  $40,000   $ 36,007
  Accounts payable..........................................   15,439     20,397
  Advance premiums..........................................   10,036     11,169
  Reserve for designated claims.............................       --     10,000
                                                              -------   --------
          Total current liabilities.........................   65,475     77,573
Shareholders' equity:
  Common stock ($.01 par value, 9,000 shares authorized,
     5,000 shares issued)...................................       50         50
  Additional paid-in capital................................   24,950     24,950
  Retained earnings.........................................    4,818     30,211
                                                              -------   --------
                                                               29,818     55,211
  Less (1,000 shares -- 1996; 500 shares -- 1997) treasury
     stock, at cost.........................................    5,000      2,500
  Less note receivable from officer.........................       --      2,500
                                                              -------   --------
                                                               24,818     50,211
                                                              -------   --------
          Total liabilities and shareholders' equity........  $90,293   $127,784
                                                              =======   ========

                            See accompanying notes.

                     VISION INSURANCE PLAN OF AMERICA, INC.

                              STATEMENTS OF INCOME

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1995       1996       1997
                                                              --------   --------   --------
Revenues:
  Premiums..................................................  $571,374   $571,606   $708,098
Operating expenses:
  Professional services.....................................   415,611    346,736    392,583
                                                              --------   --------   --------
Operating profit............................................   155,763    224,870    315,515
Administrative expenses:
  Management fee............................................        --         --     32,195
  Payroll and related expenses..............................    35,856     52,590     82,813
  Depreciation..............................................     5,137      8,653     14,851
  Other.....................................................    87,244    107,876    160,263
                                                              --------   --------   --------
Total administrative expenses...............................   128,237    169,119    290,122
                                                              --------   --------   --------
Income from operations......................................    27,526     55,751     25,393
Interest expense............................................     4,088        624         --
                                                              --------   --------   --------
Net income..................................................  $ 23,438   $ 55,127   $ 25,393
                                                              ========   ========   ========

                            See accompanying notes.

                     VISION INSURANCE PLAN OF AMERICA, INC.

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                        ------------------------------------------------------------------
                                                                                        NOTE
                                                 ADDITIONAL   RETAINED    TREASURY   RECEIVABLE
                                        COMMON    PAID-IN     EARNINGS     STOCK,       FROM
                                        STOCK     CAPITAL     (DEFICIT)   AT COST     OFFICER      TOTAL
                                        ------   ----------   ---------   --------   ----------   --------
Balance at January 1, 1995............  $ 50      $24,950     $(73,747)   $(5,000)    $    --     $(53,747)
  Net income for 1995.................    --           --       23,438         --          --       23,438
                                          --      -------     --------    -------     -------     --------
Balance at December 31, 1995..........    50       24,950      (50,309)    (5,000)         --      (30,309)
  Net income for 1996.................    --           --       55,127         --          --       55,127
                                          --      -------     --------    -------     -------     --------
Balance at December 31, 1996..........    50       24,950        4,818     (5,000)         --       24,818
  Net income for 1997.................    --           --       25,393         --          --       25,393
  Issuance of treasury common stock...    --           --           --      2,500          --        2,500
                                          --      -------     --------    -------     -------     --------
                                          50       24,950       30,211     (2,500)         --       52,711
Note receivable from officer (Note
  3)..................................    --           --           --         --      (2,500)      (2,500)
                                          --      -------     --------    -------     -------     --------
Balance at December 31, 1997..........  $ 50      $24,950     $ 30,211    $(2,500)    $(2,500)    $ 50,211
                                          ==      =======     ========    =======     =======     ========

                            See accompanying notes.

                     VISION INSURANCE PLAN OF AMERICA, INC.

                            STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1995       1996       1997
                                                              --------   --------   --------
OPERATING ACTIVITIES
Net income..................................................  $ 23,438   $ 55,127   $ 25,393
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation..............................................     5,137      8,653     14,851
  Changes in operating accounts:
     Accounts receivable....................................    (8,394)   (10,578)     4,485
     Due to network.........................................    11,531      1,912     (3,993)
     Accounts payable.......................................     9,215      1,639      4,958
     Advance premiums.......................................        --     10,036      1,133
     Reserve for designated claims..........................        --         --     10,000
                                                              --------   --------   --------
Net cash provided by operating activities...................    40,927     66,789     56,827
INVESTING ACTIVITY
Purchase of furniture and equipment.........................   (10,176)   (20,857)   (33,303)
FINANCING ACTIVITIES
Increase in note receivable from related party..............        --         --    (25,000)
Increase in note receivable from officer....................        --         --     (2,500)
Decrease in note payable....................................   (20,000)   (30,000)        --
Sale of treasury stock......................................        --         --      2,500
                                                              --------   --------   --------
Net cash used in financing activities.......................   (20,000)   (30,000)   (25,000)
                                                              --------   --------   --------
Increase (decrease) in cash and cash equivalents............    10,751     15,932     (1,476)
Cash and cash equivalents at beginning of year .............    17,146     27,897     43,829
                                                              --------   --------   --------
Cash and cash equivalents at end of year....................  $ 27,897   $ 43,829   $ 42,353
                                                              ========   ========   ========

                            See accompanying notes.

                     VISION INSURANCE PLAN OF AMERICA, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1.  DESCRIPTION OF BUSINESS

     Vision Insurance Plan of America, Inc. (VIPA), a for-profit stock corporation, was licensed in 1992 to operate as a Limited Health Service Organization (LHSO) in the State of Wisconsin. The principal shareholders of VIPA are also principal shareholders of EyeCare One Corp. (EyeCare One). VIPA provides subscriber group member enrollees with covered vision care services through EyeCare One and its provider network under a master provider agreement which began in 1997. The EyeCare One network agrees to provide covered vision care benefits at a contracted rate (capitation).

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include operating cash and short-term investments with maturities when acquired of three months or less. These amounts are recorded at cost, which approximates market. Included in cash is $10,000 provided to VIPA in 1997 to begin the "Glasses for Kids" program. This amount has been earmarked for payment of claims and administrative services related to this program and is recorded on the balance sheet as a liability in the reserve for designated claims.

ACCOUNTS RECEIVABLE

     Accounts receivable are stated at net realizable value based upon historical collection trends and management's judgement of the ultimate collectibility of the accounts. These collection trends are monitored and any adjustments required are reflected in earnings currently.

PREMIUMS

     Premiums are billed monthly for coverage in the following month and are recognized as revenue in the month for which vision care coverage is provided.

PROFESSIONAL SERVICES

     In 1997, EyeCare One is the master service provider under a capitation agreement with VIPA requiring an agreed-upon percentage of premiums to be remitted to EyeCare One on a monthly basis. EyeCare One is then responsible for delivery of and payment for all professional services performed. VIPA also pays a 5% administrative service fee to EyeCare One for the processing of this business and other management services. In prior years, VIPA paid claims on a fee-for-service basis out of a due to network fund.

FURNITURE AND EQUIPMENT

     Furniture and equipment are carried at depreciated cost. Furniture and equipment are being depreciated using the straight-line method over the useful lives of the assets.

NOTE PAYABLE

     VIPA's note payable was satisfied in full during 1996, had a stated interest rate of prime rate plus 1.5%, and was payable monthly.

                     VISION INSURANCE PLAN OF AMERICA, INC.

INCOME TAXES

     No provision for income taxes is recorded in these financial statements because the Company's shareholders have elected Subchapter S of the Internal Revenue Code. Accordingly, the Company's taxable income is reported in the personal tax returns of the shareholders.

RECLASSIFICATIONS

     Certain reclassifications have been made to the financial statements for 1995 and 1996 to conform with the 1997 presentation.

ADVERTISING

     The Company expenses the production costs of advertising as incurred or the first time the advertising takes place. Advertising costs were $1,311, $11,928 and $4,122, respectively, for the years ended December 31, 1995, 1996 and 1997.

3.  RELATED-PARTY TRANSACTIONS

     In 1997 under the master service provider agreement, VIPA paid $365,279 for professional optical services and management and administrative services to EyeCare One.

     Included in professional services is approximately $128,012 and $135,208 paid to EyeCare One in 1995 and 1996, respectively.

     During 1997, the Company entered into a term note agreement with EyeCare One Corp. The note bears interest at 7% per annum and is due August 6, 1998.

     At December 31, 1997, a $2,500 promissory note was outstanding from an officer/shareholder related to the purchase of VIPA stock. The note matures on April 30, 2002, with interest payable annually at a rate of 7%.

     At December 31, 1996 and 1997, the Company had a $9,000 and $8,500 payable, respectively, to EyeCare One relating to previous payroll costs paid by EyeCare One.

4.  SHAREHOLDERS' EQUITY -- STATUTORY REQUIREMENTS

     Dividends paid by VIPA are restricted by regulations of the Office of the Commissioner of Insurance (OCI). The payment of cash dividends is limited to available shareholders' equity derived from realized net profits. Based upon the regulatory formula, no amount is available for dividends in 1997 without regulatory approval.

     VIPA is subject to regulation by the OCI, which requires, among other matters, the maintenance of a minimum shareholders' equity. At December 31, 1997, $128,747 of available letters of credit were outstanding to satisfy VIPA's minimum shareholders' equity requirements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)       Exhibits

         The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          VISION TWENTY-ONE, INC.


                                          By: /s/ Richard T. Welch
                                              --------------------------
                                                  Richard T. Welch
                                          Its:    Chief Financial Officer


Dated: November 11, 1998

                               INDEX TO EXHIBITS



EXHIBIT
NUMBER          EXHIBIT
--------        ---------
23.1            Consent of Ernst & Young, LLP.

99.1            Copy of Press Release of the Company dated September 4, 1998.

99.2            Copy of Press Release of the Company dated September 21, 1998.

99.3            Copy of Press Release of the Company dated October 14, 1998.

99.4            Copy of Press Release of the Company dated November 6, 1998.
